Exhibit 99.1
Intel Corporation
2200 Mission College Blvd.
Santa Clara, CA 95054-1549
News Release
Intel Reports Fourth-Quarter and Full-Year 2025 Financial Results

News Summary
▪Fourth-quarter revenue was $13.7 billion, down 4% year-over-year (YoY). Full-year revenue was $52.9 billion, flat YoY. YoY comparisons have not been adjusted for the deconsolidation of Altera in the third quarter of 2025.
▪Fourth-quarter earnings (loss) per share (EPS) attributable to Intel was $(0.12); non-GAAP EPS attributable to Intel was $0.15. Full-year EPS attributable to Intel was $(0.06); non-GAAP EPS attributable to Intel was $0.42.
▪Forecasting first-quarter 2026 revenue of $11.7 billion to $12.7 billion; expecting first-quarter EPS attributable to Intel of $(0.21) and non-GAAP EPS attributable to Intel of $0.00.

SANTA CLARA, Calif., January 22, 2026 – Intel Corporation today reported fourth-quarter and full-year 2025 financial results.
“Our conviction in the essential role of CPUs in the AI era continues to grow,” said Lip-Bu Tan, Intel CEO. “We delivered a solid finish to the year and made progress on our journey to build a new Intel. The introduction of our first products on Intel 18A – the most advanced process technology developed and manufactured in the United States – marks an important milestone, and we’re working aggressively to grow supply to meet strong customer demand. Our priorities are clear: sharpen execution, reinvigorate engineering excellence, and fully capitalize on the vast opportunity AI presents across all of our businesses.”
"We exceeded Q4 expectations across revenue, gross margin, and EPS even as we navigated industry-wide supply shortages,” said David Zinsner, Intel CFO. “We expect our available supply to be at its lowest level in Q1 before improving in Q2 and beyond. Demand fundamentals across our core markets remain healthy as the rapid adoption of AI reinforces the importance of the x86 ecosystem as the world’s most widely deployed high-performance compute architecture.”
Q4 2025 Financial Results

	GAAP			Non-GAAP
	Q4 2025	Q4 2024	vs. Q4 2024	Q4 2025	Q4 2024	vs. Q4 2024
Revenue ($B)	$13.7	$14.3	down 4%
Gross margin	36.1%	39.2%	down 3.1 ppts	37.9%	42.1%	down 4.2 ppts
R&D and MG&A ($B)	$4.4	$5.1	down 14%	$4.0	$4.6	down 14%
Operating margin (loss)	4.2%	2.9%	up 1.3 ppts	8.8%	9.6%	down 0.8 ppts
Tax rate	198.5%	125.5%	up 73 ppts	12.0%	13.0%	down 1.0 ppt
Net income (loss) attributable to Intel ($B)	$(0.6)	$(0.1)	n/m*	$0.8	$0.6	up 35%
Earnings (loss) per share attributable to Intel—diluted	$(0.12)	$(0.03)	n/m*	$0.15	$0.13	up 15%
Full reconciliations between GAAP and non-GAAP measures are provided below.
*Not meaningful
In the fourth quarter, the company generated $4.3 billion in cash from operations.

Exhibit 99.1
Full-Year 2025 Financial Results

	GAAP			Non-GAAP
	2025	2024	vs. 2024	2025	2024	vs. 2024
Revenue ($B)	$52.9	$53.1	flat
Gross margin	34.8%	32.7%	up 2.1 ppts	36.7%	36.0%	up 0.7 ppts
R&D and MG&A ($B)	$18.4	$22.1	down 17%	$16.5	$19.4	down 15%
Operating margin (loss)	(4.2)%	(22.0)%	up 17.8 ppts	5.5%	(0.5)%	up 6.0 ppts
Tax rate	98.3%	71.6%	up 26.7 ppts	12.0%	13.0%	down 1.0 ppt
Net income (loss) attributable to Intel ($B)	$(0.3)	$(18.8)	n/m*	$1.9	$(0.6)	n/m*
Earnings (loss) per share attributable to Intel—diluted	$(0.06)	$(4.38)	n/m*	$0.42	$(0.13)	n/m*
Full reconciliations between GAAP and non-GAAP measures are provided below.
*Not meaningful
For the full year, the company generated $9.7 billion in cash from operations.
Business Unit Summary
In the first quarter of 2025, the company made an organizational change to integrate the Network and Edge Group (NEX) into CCG and DCAI and modified Intel's segment reporting to align to this and certain other business reorganizations. All prior-period segment data has been retrospectively adjusted to reflect the way Intel's chief operating decision maker internally receives information and manages and monitors the company's operating segment performance. Effective September 12, 2025, Altera, previously a wholly owned subsidiary, was deconsolidated from Intel's consolidated financial statements following the closing of the sale of 51% of Altera's issued and outstanding common stock. Altera's financial results of operations were included in Intel's consolidated financial results and its "all other" business unit category for all periods presented through September 11, 2025. There are no changes to Intel's consolidated financial statements for any prior periods.

Business Unit Revenue and Trends	Q4 2025[1]	vs. Q4 2024		2025[1]	vs. 2024
Intel Products:
Client Computing Group (CCG)	$8.2 billion	down	7%	$32.2 billion	down	3%
Data Center and AI (DCAI)	4.7 billion	up	9%	16.9 billion	up	5%
Total Intel Products revenue	12.9 billion	down	1%	49.1 billion	down	1%
Intel Foundry	4.5 billion	up	4%	17.8 billion	up	3%
All other	0.6 billion	down	48%	3.6 billion	down	1%
Intersegment eliminations	(4.3) billion			(17.7) billion
Total net revenue	$13.7 billion	down	4%	$52.9 billion	flat

[1] Operating segment revenues include intersegment transactions and are presented as actual and rounded; as a result, totals may not sum.

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Business Highlights
▪Intel unveiled the Intel® Core™ Ultra Series 3 processor family, the company's first AI PC platform built on the Intel 18A process technology, designed and manufactured in the United States. Intel Core Ultra Series 3 is expected to power more than 200 designs from leading, global original equipment manufacturers, spanning premium to mainstream laptops, gaming handhelds, robotics, and industrial edge devices. Intel Core Ultra Series 3 is expected to be the most broadly adopted and globally available AI PC platform Intel has ever delivered.
▪Intel and Cisco announced a collaboration on an integrated platform for distributed AI workloads. Powered by Intel® Xeon® 6 system-on-chip (SoC), Cisco Unified Edge brings compute, networking, storage, and security closer to where data is generated, enabling real-time AI inferencing and agentic workloads at the edge. Intel also centralized its Data Center and AI businesses under Kevork Kechichian, executive vice president and general manager of the Data Center Group, ensuring tight coordination across CPUs, GPUs and platform strategy.
▪Intel 18A ramped to high-volume manufacturing in Arizona and Oregon, reinforcing Intel’s position as the only company undertaking research, design and development of leading-edge and next generation semiconductor manufacturing technologies, as well as the high volume manufacturing of logic semiconductors utilizing leading-edge nodes in the U.S. Intel Foundry and ASML have demonstrated technical viability of the most advanced lithography scanner available in delivering improved accuracy and productivity that positions High Numerical Aperture (High NA) EUV for future high-volume manufacturing.
▪Intel strengthened its leadership team with the appointments of Cindy Stoddard as senior vice president and chief information officer, Robin Colwell as senior vice president of government affairs, and Annie Shea Weckesser as senior vice president and chief marketing and communications officer. The company also announced that Craig H. Barratt, Ph.D., was appointed as an independent member of its board of directors.
▪The sale of $5.0 billion of Intel common stock to NVIDIA was completed, further strengthening the company's balance sheet and strategic flexibility.
Business Outlook
Intel's guidance for the first quarter of 2026 includes both GAAP and non-GAAP estimates as follows:

Q1 2026	GAAP	Non-GAAP
Revenue	$11.7-12.7 billion
Gross margin	32.3%	34.5%
Tax Rate	(79)%	11%
Earnings (Loss) Per Share Attributable to Intel—Diluted	$(0.21)	$0.00

Reconciliations between GAAP and non-GAAP financial measures are included below. Actual results may differ materially from Intel’s business outlook as a result of, among other things, the factors described under “Forward-Looking Statements” below. The gross margin and EPS outlooks are based on the midpoint of the revenue range.
Earnings Webcast
Intel will hold a public webcast at 2 p.m. PT today to discuss the results for its fourth quarter and full year 2025. The live public webcast can be accessed on Intel's Investor Relations website at www.intc.com. The corresponding earnings presentation and webcast replay will also be available on the site.

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Forward-Looking Statements
This release contains forward-looking statements that involve a number of risks and uncertainties. Words such as "accelerate", "achieve", "aim", "ambitions", "anticipate", "believe", "committed", "continue", "could", "designed", "estimate", "expect", "forecast", "future", "goals", "grow", "guidance", "intend", "likely", "may", "might", "milestones", "next generation", "objective", "on track", "opportunity", "outlook", "pending", "plan", "position", "possible", "potential", "predict", "progress", "ramp", "roadmap", "seek", "should", "strive", "targets", "to be", "upcoming", "will", "would" and variations of such words and similar expressions are intended to identify such forward-looking statements, which may include statements regarding:
▪our business plans and strategy and anticipated benefits therefrom;
▪projections of our future financial performance, including future revenue, gross profits, capital expenditures and cash flows;
▪projected costs and yield trends;
▪future cash requirements, the availability, uses, sufficiency and cost of capital resources, and sources of funding, including for future capital and R&D investments and for returns to stockholders, and credit ratings expectations;
▪future products, services and technologies, and the expected goals, timeline, ramps, progress, availability, production, regulation and benefits of such products, services and technologies, including future process nodes and packaging technology, product roadmaps, schedules, future product architectures, expectations regarding process performance, per-watt parity and metrics, and expectations regarding product and process competitiveness;
▪internal and external manufacturing plans, including future internal manufacturing volumes, manufacturing expansion plans and the financing therefor, and external foundry usage;
▪future production capacity and product supply;
▪supply expectations, including regarding constraints, limitations, pricing, and industry shortages;
▪plans and goals related to Intel's foundry business, including with respect to anticipated customers, future manufacturing capacity and service, technology and IP offerings;
▪expected timing and impact of acquisitions, divestitures and other significant transactions;
▪expected completion and impacts of restructuring activities and cost-saving or efficiency initiatives;
▪social and environmental performance goals, measures, strategies and results;
▪our anticipated growth, future market share, customer demand and trends in our businesses and operations;
▪projected growth and trends in markets relevant to our businesses;
▪anticipated trends and impacts related to industry component, substrate and foundry capacity utilization, shortages and constraints;
▪expectations regarding government funding, incentives, policies and priorities;
▪technology trends and developments, including with respect to AI;
▪macro environmental and economic conditions;
▪geopolitical tensions and conflicts, including with respect to international trade policies in areas such as tariffs and export controls, and their potential impact on our business;
▪tax- and accounting-related expectations;
▪expectations regarding our relationships with certain sanctioned parties; and
▪other characterizations of future events or circumstances.
Such statements involve many risks and uncertainties that could cause our actual results to differ materially from those expressed or implied, including those associated with:
▪the high level of competition and rapid technological change in our industry;
▪the significant, long-term and inherently risky investments we are making in R&D and manufacturing facilities that may not realize a favorable return;
▪the complexities and uncertainties in developing and implementing new semiconductor products and manufacturing process technologies;

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▪a potential pause or discontinuation of our pursuit of Intel 14A and other next generation leading-edge process technologies if we are unable to secure a significant external customer for Intel 14A;
▪alternative financing arrangements and pursuit of government grants;
▪the U.S. government's acquisition of significant equity interests in us;
▪changes in product demand and margins;
▪macroeconomic conditions and geopolitical tensions and conflicts, including geopolitical and trade tensions between the U.S. and China, tensions and conflict affecting Israel and the Middle East, rising tensions between mainland China and Taiwan and the impacts of Russia's war on Ukraine;
▪recently elevated geopolitical tensions, volatility and uncertainty with respect to international trade policies, including tariffs and export controls, impacting our business, the markets in which we compete and the world economy;
▪the evolving market for products with AI capabilities;
▪our complex global supply chain supporting our manufacturing facilities and incorporating external foundries, including from disruptions, delays, trade tensions and conflicts, or shortages;
▪product defects, errata and other product issues, particularly as we develop next-generation products and implement next-generation manufacturing process technologies;
▪potential security vulnerabilities in our products;
▪increasing and evolving cybersecurity threats and privacy risks;
▪IP risks including related litigation and regulatory proceedings;
▪the need to attract, retain and motivate key talent;
▪strategic transactions and investments;
▪sales-related risks, including customer concentration and the use of distributors and other third parties;
▪our debt obligations and our ability to access sources of capital;
▪complex and evolving laws and regulations across many jurisdictions;
▪catastrophic events;
▪fluctuations in currency exchange rates;
▪changes in our effective tax rate and applicable tax regimes;
▪environmental, health, safety and product regulations; and
▪other risks and uncertainties described in this Form 10-K and in other documents we file from time to time with the SEC.
Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Readers are urged to carefully review and consider the various disclosures made in this release and in other documents we file from time to time with the SEC that disclose risks and uncertainties that may affect our business.
Unless specifically indicated otherwise, the forward-looking statements in this release do not reflect the potential impact of any divestitures, mergers, acquisitions, or other business combinations that have not been completed as of the date of this filing. In addition, the forward-looking statements in this release are based on management's expectations as of the date of this release, unless an earlier date is specified, including expectations based on third-party information and projections that management believes to be reputable. We do not undertake, and expressly disclaim any duty, to update such statements, whether as a result of new information, new developments, or otherwise, except to the extent that disclosure may be required by law.
About Intel
Intel (Nasdaq: INTC) designs and manufactures advanced semiconductors that connect and power the modern world. Every day, our engineers create new technologies that enhance and shape the future of computing to enable new possibilities for every customer we serve. Learn more at www.intel.com.

© Intel Corporation. Intel, the Intel logo, and other Intel marks are trademarks of Intel Corporation or its subsidiaries. Other names and brands may be claimed as the property of others.

Intel/Page 6
Intel Corporation
Consolidated Statements of Operations and Other Information

	Three Months Ended		Twelve Months Ended
(In Millions, Except Per Share Amounts; Unaudited)	Dec 27, 2025	Dec 28, 2024	Dec 27, 2025	Dec 28, 2024
Net revenue	$13,674	$14,260	$52,853	$53,101
Cost of sales	8,731	8,676	34,478	35,756
Gross profit	4,943	5,584	18,375	17,345
Research and development	3,219	3,876	13,774	16,546
Marketing, general, and administrative	1,174	1,239	4,624	5,507
Restructuring and other charges	(30)	57	2,191	6,970
Operating expenses	4,363	5,172	20,589	29,023
Operating income (loss)	580	412	(2,214)	(11,678)
Gains (losses) on equity investments, net	(97)	316	514	242
Interest and other, net	(145)	(129)	3,257	226
Income (loss) before taxes	338	599	1,557	(11,210)
Provision for (benefit from) taxes	671	752	1,531	8,023
Net income (loss)	(333)	(153)	26	(19,233)
Less: net income (loss) attributable to non-controlling interests	258	(27)	293	(477)
Net income (loss) attributable to Intel	$(591)	$(126)	$(267)	$(18,756)
Earnings (loss) per share attributable to Intel—basic	$(0.12)	$(0.03)	$(0.06)	$(4.38)
Earnings (loss) per share attributable to Intel—diluted	$(0.12)	$(0.03)	$(0.06)	$(4.38)

Weighted average shares of common stock outstanding:
Basic	4,856	4,319	4,530	4,280
Diluted	4,856	4,319	4,530	4,280

Other information:
(In Thousands; Unaudited)	Dec 27, 2025	Sep 27, 2025	Dec 28, 2024
Employees
Intel[1]	80.1	83.3	99.5
Mobileye and other subsidiaries	5.0	5.1	5.4
NAND[2]	—	—	4.0
Total Intel	85.1	88.4	108.9

[1] Altera, previously a wholly owned subsidiary, was deconsolidated following the sale of 51% of its common stock on September 12, 2025. As a result, approximately 3.0 thousand Altera employees are excluded from Intel’s total employee count as of September 27, 2025 and December 27, 2025.

[2] Employees of the NAND memory business, which we divested to SK hynix upon the first closing on Dec. 29, 2021, and fully deconsolidated in Q1 2022. Employees are excluded from Intel's total employee count following the completion of the second closing of the divestiture on March 27, 2025.

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Intel Corporation
Consolidated Balance Sheets

(In Millions, Except Par Value; Unaudited)	Dec 27, 2025	Dec 28, 2024
Assets
Current assets:
Cash and cash equivalents	$14,265	$8,249
Short-term investments	23,151	13,813
Accounts receivable, net	3,839	3,478
Inventories
Raw materials	993	1,344
Work in process	7,840	7,432
Finished goods	2,785	3,422
	11,618	12,198
Other current assets	10,815	9,586
Total current assets	63,688	47,324

Property, plant, and equipment, net	105,414	107,919
Equity investments	8,512	5,383
Goodwill	23,912	24,693
Identified intangible assets, net	2,772	3,691
Other long-term assets	7,131	7,475
Total assets	$211,429	$196,485

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	9,882	12,556
Accrued compensation and benefits	3,990	3,343
Short-term debt	2,499	3,729
Income taxes payable	604	1,756
Other accrued liabilities	14,600	14,282
Total current liabilities	31,575	35,666

Debt	44,086	46,282
Other long-term liabilities	9,408	9,505
Stockholders' equity:
Common stock and capital in excess of par value, 4,994 shares issued and outstanding (4,330 issued and outstanding as of December 28, 2024)	65,185	50,949
Accumulated other comprehensive income (loss)	113	(711)
Retained earnings	48,983	49,032
Total Intel stockholders' equity	114,281	99,270
Non-controlling interests	12,079	5,762
Total stockholders' equity	126,360	105,032
Total liabilities and stockholders' equity	$211,429	$196,485

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Intel Corporation
Consolidated Statements of Cash Flows

	Twelve Months Ended
(In Millions; Unaudited)	Dec 27, 2025	Dec 28, 2024

Cash and cash equivalents, beginning of period	$8,249	$7,079
Cash flows provided by (used for) operating activities:
Net income (loss)	26	(19,233)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	10,757	9,951
Share-based compensation	2,434	3,410
Restructuring and other charges	476	3,491
Amortization of intangibles	949	1,428
(Gains) losses on equity investments, net	(514)	(246)
Mark-to-market (gains) losses on Escrowed Shares[1]	1,796	—
(Gains) losses on divestitures	(5,323)	—
Deferred taxes	328	6,132
Impairments and net (gain) loss on retirement of property, plant and equipment	515	2,252
Changes in assets and liabilities:
Accounts receivable	(449)	(75)
Inventories	(138)	(1,105)
Accounts payable	297	634
Accrued compensation and benefits	788	(218)
Income taxes	(995)	(356)
Other assets and liabilities	(1,250)	2,223
Total adjustments	9,671	27,521
Net cash provided by (used for) operating activities	9,697	8,288
Cash flows provided by (used for) investing activities:
Additions to property, plant and equipment	(14,646)	(23,944)
Proceeds from capital-related government incentives	1,577	1,936
Purchases of short-term investments	(24,319)	(37,940)
Maturities and sales of short-term investments	15,387	41,463
Sales of equity investments	671	1,047
Proceeds from divestitures, net	6,157	—
Other investing	352	(818)
Net cash provided by (used for) investing activities	(14,821)	(18,256)
Cash flows provided by (used for) financing activities:
Issuance of commercial paper, net of issuance costs	3,493	7,349
Repayment of commercial paper	(3,493)	(7,349)
Partner contributions	5,108	12,714
Net proceeds from sales of subsidiary shares	921	—
Additions to property, plant and equipment	(3,026)	(1,178)
Issuance of long-term debt, net of issuance costs	—	2,975
Repayment of debt	(3,750)	(2,288)
Proceeds from sales of common stock through employee equity incentive plans	771	987
Net proceeds attributed to common stock and warrants issued, and Escrowed Shares[1]	12,706	—
Restricted stock unit withholdings	(423)	(631)
Payment of dividends to stockholders	—	(1,599)
Other financing	(720)	158
Net cash provided by (used for) financing activities	11,587	11,138
Net increase (decrease) in cash and cash equivalents	6,463	1,170
Cash, cash equivalents, and restricted cash, end of period	$14,712	$8,249

1Escrowed Shares refer to shares of Intel common stock held in escrow to be released to the U.S. Department of Commerce (DOC) as we perform and receive cash proceeds in connection with our CHIPS Act Secure Enclave agreement with the U.S. Government.

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Intel Corporation
Supplemental Operating Segment Results

	Three Months Ended
(In Millions; Unaudited)	Dec 27, 2025
	Intel Products
	CCG	DCAI	Total Intel Products	Intel Foundry	All Other[1]	Corporate Unallocated	Intersegment Eliminations	Total Consolidated
Revenue	$8,193	$4,737	$12,930	$4,507	$574	$—	$(4,337)	$13,674
Cost of sales and operating expenses	5,984	3,487	9,471	7,016	582	721	(4,696)	13,094
Operating income (loss)	$2,209	$1,250	$3,459	$(2,509)	$(8)	$(721)	$359	$580

	Three Months Ended
(In Millions; Unaudited)	Dec 28, 2024
	Intel Products
	CCG	DCAI	Total Intel Products	Intel Foundry	All Other[1]	Corporate Unallocated	Intersegment Eliminations	Total Consolidated
Revenue	$8,769	$4,351	$13,120	$4,340	$1,113	$—	$(4,313)	$14,260
Cost of sales and operating expenses	5,575	3,977	9,552	6,589	959	780	(4,032)	13,848
Operating income (loss)	$3,194	$374	$3,568	$(2,249)	$154	$(780)	$(281)	$412

	Twelve Months Ended
(In Millions; Unaudited)	Dec 27, 2025
	Intel Products
	CCG	DCAI	Total Intel Products	Intel Foundry	All Other[1]	Corporate Unallocated	Intersegment Eliminations	Total Consolidated
Revenue	$32,228	$16,919	$49,147	$17,826	$3,563	$—	$(17,683)	$52,853
Cost of sales and operating expenses	22,911	13,497	36,408	28,144	3,299	5,518	(18,302)	55,067
Operating income (loss)	$9,317	$3,422	$12,739	$(10,318)	$264	$(5,518)	$619	$(2,214)

	Twelve Months Ended
(In Millions; Unaudited)	Dec 28, 2024
	Intel Products
	CCG	DCAI	Total Intel Products	Intel Foundry	All Other[1]	Corporate Unallocated	Intersegment Eliminations	Total Consolidated
Revenue	$33,346	$16,125	$49,471	$17,317	$3,601	$—	$(17,288)	$53,101
Cost of sales and operating expenses	21,752	14,711	36,463	30,608	3,658	11,177	(17,127)	64,779
Operating income (loss)	$11,594	$1,414	$13,008	$(13,291)	$(57)	$(11,177)	$(161)	$(11,678)
1The "all other" category includes the results of operations from other non-reportable segments, including our Mobileye business, our IMS business, startup businesses that support our initiatives, and historical results of operations from divested businesses, including Altera, which we divested on September 12, 2025. Altera's results were included within "all other" for all periods presented through September 11, 2025.

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Intel Corporation
Explanation of Non-GAAP Measures
In addition to disclosing financial results in accordance with US GAAP, this document references non-GAAP financial measures below. We believe these non-GAAP financial measures provide investors with useful supplemental information about our operating performance, enable comparison of financial trends and results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business and measuring our performance. These non-GAAP financial measures are used in our performance-based RSUs and our cash bonus plans.
Our non-GAAP financial measures reflect adjustments based on one or more of the following items, as well as the related effects to income taxes and net income (loss) attributable to non-controlling interests. Income tax effects are calculated using a fixed long-term projected tax rate. For 2025 and 2024, we determined the projected non-GAAP tax rate to be 12% and 13%, respectively. For 2026, we determined the projected non-GAAP tax rate to be 11%. We project this long-term non-GAAP tax rate on at least an annual basis using a five-year non-GAAP financial projection that excludes the income tax effects of each adjustment. The projected non-GAAP tax rate also considers factors such as our tax structure, our tax positions in various jurisdictions, and key legislation in significant jurisdictions where we operate. This long-term non-GAAP tax rate may be subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in our geographic earnings mix, or changes to our strategy or business operations. Management uses this non-GAAP tax rate in managing internal short- and long-term operating plans and in evaluating our performance; we believe this approach facilitates comparison of our operating results and provides useful evaluation of our current operating performance. Non-GAAP adjustments attributable to non-controlling interests are calculated by adjusting for the minority stockholder portion of non-GAAP adjustments we make for relevant acquisition-related costs, share-based compensation, restructuring and other charges, and income tax effects, as applicable to each majority-owned subsidiary.
Our non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP, and the financial results calculated in accordance with U.S. GAAP and reconciliations from these results should be carefully evaluated.

Non-GAAP adjustment or measure	Definition	Usefulness to management and investors
Acquisition-related adjustments	Amortization of acquisition-related intangible assets consists of amortization of intangible assets such as developed technology, brands, and customer relationships acquired in connection with business combinations. Charges related to the amortization of these intangibles are recorded within both cost of sales and marketing, general and administrative expenses in our U.S. GAAP financial statements. Amortization charges are recorded over the estimated useful life of the related acquired intangible asset, and thus are generally recorded over multiple years.	We exclude amortization charges for our acquisition-related intangible assets for purposes of calculating certain non-GAAP measures because these charges are inconsistent in size and are significantly impacted by the timing and valuation of our acquisitions. These adjustments facilitate a useful evaluation of our current operating performance and comparison to our past operating performance and provide investors with additional means to evaluate cost and expense trends.
Share-based compensation	Share-based compensation consists of charges related to our employee equity incentive plans. Charges related to shared-based compensation are recorded within cost of sales, research and development, and marketing, general and administrative.	We exclude charges related to share-based compensation for purposes of calculating certain non-GAAP measures because we believe these adjustments provide comparability to peer company results and because these charges are not viewed by management as part of our core operating performance. We believe these adjustments provide investors with a useful view, through the eyes of management, of our core business model, how management currently evaluates core operational performance, and additional means to evaluate expense trends, including in comparison to other peer companies.

Intel/Page 11

Non-GAAP adjustment or measure	Definition	Usefulness to management and investors
Restructuring and other charges	Restructuring charges are costs associated with restructuring plans and are primarily related to employee severance and benefit arrangements. 2025 primarily includes charges associated with the 2025 Restructuring Plan primarily comprised of cash-based employee severance and benefit arrangements and non-cash asset impairment and accelerated depreciation charges resulting from exit activities. 2024 primarily includes charges associated with the 2024 Restructuring Plan primarily comprised of cash-based employee severance and benefit arrangements, and cash and non-cash charges related to real estate exits and consolidations, as well as non-cash construction in progress asset impairments resulting from business exit activities. Other charges include periodic goodwill and asset impairments, and other costs associated with certain non-core activities. 2025 includes a benefit recorded from the reduction of the previously accrued European Commission-imposed fine recorded in 2023. 2024 includes non-cash charges resulting from the impairment of goodwill and certain acquired intangible assets.	We exclude restructuring and other charges, including any adjustments to charges recorded in prior periods, for purposes of calculating certain non-GAAP measures because these costs do not reflect our core operating performance. These adjustments facilitate a useful evaluation of our core operating performance and comparisons to past operating results and provide investors with additional means to evaluate expense trends.
(Gains) losses on equity investments, net	(Gains) losses on equity investments, net consists of ongoing mark-to-market adjustments on marketable equity securities, observable price adjustments on non-marketable equity securities, related impairment charges, and the gains (losses) from the sale of equity investments and other.	We exclude these non-operating gains and losses for purposes of calculating certain non-GAAP measures to provide comparability between periods. The exclusion reflects how management evaluates the core operations of the business.
(Gains) losses from divestitures	(Gains) losses are recognized at the close of a divestiture, or over a specified deferral period when deferred consideration is received at the time of closing, as a component of interest and other, net. 2025 includes the gain recognized from the sale of our Altera business and charges related to the second closing of our NAND memory business. 2024 includes a portion of the initial closing consideration that was deferred and recognized between the first and second closing of the sale of our NAND memory business.
We exclude non-operating gains or losses resulting from divestitures for purposes of calculating certain non-GAAP measures because they do not reflect our current operating performance. These adjustments facilitate a useful evaluation of our current operating performance and comparisons to past operating results.
Interest received related to an annulled European Commission (EC) fine	Interest received in 2024 related to an annulled EC-imposed fine that was paid in 2009 and refunded to us in 2022.	We exclude this non-operating and non-recurring interest income for purposes of calculating certain non-GAAP measures because this adjustment facilitates comparison to past results and provides a useful evaluation of our current performance.
(Gains) losses from mark-to-market of Escrowed Shares	(Gains) losses on mark-to-market of Escrowed Shares is a component of interest and other, net and relates to the change in fair value of the Escrowed Shares derivative liability recognized in connection with the Warrant and Common Stock Agreement with the U.S. Government and 2025 charges represent the change in fair value for shares both released during 2025 and still held as of year-end.	We exclude these non-operating gains and losses for purposes of calculating certain non-GAAP measures to provide comparability between periods. The exclusion reflect how management evaluates the core operations of the business.

Intel/Page 12

Non-GAAP adjustment or measure	Definition	Usefulness to management and investors
Deferred tax assets valuation allowances	Deferred tax assets valuation allowances relate to a discreet non-cash charge recognized in 2024 related to a valuation allowance established against
our US deferred tax assets due to a historical
cumulative loss for GAAP purposes.	We excluded a discrete non-cash charge in 2024
related to a valuation allowance established against
our US deferred tax assets due to a historical
cumulative loss for GAAP purposes. We excluded the
discreet valuation allowance when calculating certain
non-GAAP measures, as there is no such historical
cumulative loss on a non-GAAP basis. Because of the
size of the charge, the adjustment facilitates a useful
evaluation of our core operating performance and
comparisons to our past operating results.
Adjusted free cash flow	We reference a non-GAAP financial measure of adjusted free cash flow, which is used by management when assessing our sources of liquidity, capital resources, and quality of earnings. Adjusted free cash flow is operating cash flow adjusted for (1) additions to property, plant, and equipment, net of proceeds from capital-related government incentives and net SCIP partner contributions, and (2) payments on finance leases.	This non-GAAP financial measure is helpful in understanding our capital requirements and sources of liquidity by providing an additional means to evaluate the cash flow trends of our business.
Net capital expenditures
We reference a non-GAAP financial measure of net capital expenditures, which is additions to property, plant and equipment, net of proceeds from capital-related government incentives and net SCIP partner contributions.

We believe this measure provides investors with useful supplemental information about our capital investment activities and capital offsets, and allows for greater transparency with respect to a key metric used by management in operating our business and measuring our performance.

Intel/Page 13
Intel Corporation
Supplemental Reconciliations of GAAP Actuals to Non-GAAP Actuals
Set forth below are reconciliations of the non-GAAP financial measure to the most directly comparable US GAAP financial measure. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with US GAAP, and the reconciliations from US GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustments made to the comparable US GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

	Three Months Ended		Twelve Months Ended
($ In Millions, Except Per Share Amounts; Unaudited)	Dec 27, 2025	Dec 28, 2024	Dec 27, 2025	Dec 28, 2024
GAAP gross profit	$4,943	$5,584	$18,375	$17,345
Acquisition-related adjustments	100	207	416	879
Share-based compensation	137	210	619	875
Non-GAAP gross profit	$5,180	$6,001	$19,410	$19,099
GAAP gross margin percentage	36.1%	39.2%	34.8%	32.7%
Acquisition-related adjustments	0.7%	1.5%	0.8%	1.7%
Share-based compensation	1.0%	1.5%	1.2%	1.6%
Non-GAAP gross margin percentage	37.9%	42.1%	36.7%	36.0%
GAAP R&D and MG&A	$4,393	$5,115	$18,398	$22,053
Acquisition-related adjustments	(17)	(41)	(89)	(165)
Share-based compensation	(401)	(441)	(1,815)	(2,535)
Non-GAAP R&D and MG&A	$3,975	$4,633	$16,494	$19,353
GAAP operating income (loss)	$580	$412	$(2,214)	$(11,678)
Acquisition-related adjustments	117	248	505	1,044
Share-based compensation	538	651	2,434	3,410
Restructuring and other charges	(30)	57	2,191	6,970
Non-GAAP operating income (loss)	$1,205	$1,368	$2,916	$(254)
GAAP operating margin (loss)	4.2%	2.9%	(4.2)%	(22.0)%
Acquisition-related adjustments	0.9%	1.7%	1.0%	2.0%
Share-based compensation	3.9%	4.6%	4.6%	6.4%
Restructuring and other charges	(0.2)%	0.4%	4.1%	13.1%
Non-GAAP operating margin (loss)	8.8%	9.6%	5.5%	(0.5)%
GAAP tax rate	198.5%	125.5%	98.3%	71.6%
Deferred tax assets valuation allowance	—%	—%	—%	(71.6)%
Income tax effects	(186.5)%	(112.5)%	(86.3)%	13.0%
Non-GAAP tax rate	12.0%	13.0%	12.0%	13.0%
GAAP net income (loss) attributable to Intel	$(591)	$(126)	$(267)	$(18,756)
Acquisition-related adjustments	117	248	505	1,044
Share-based compensation	538	651	2,434	3,410
Restructuring and other charges	(30)	57	2,191	6,970
(Gains) losses on equity investments, net	97	(316)	(514)	(242)
(Gains) losses from divestiture	31	(39)	(5,323)	(156)
Interest received related to an annulled EC fine	—	(560)	—	(560)
(Gains) losses on mark-to-market of Escrowed Shares	109	—	1,796	—
Adjustments attributable to non-controlling interest	(31)	(16)	(103)	(396)
Deferred tax assets valuation allowances	—	—	—	9,925
Income tax effects	527	669	1,210	(1,805)
Non-GAAP net income (loss) attributable to Intel	$767	$568	$1,929	$(566)

Intel/Page 14

	Three Months Ended		Twelve Months Ended
(In Millions, Except Per Share Amounts; Unaudited)	Dec 27, 2025	Dec 28, 2024	Dec 27, 2025	Dec 28, 2024
GAAP earnings (loss) per share attributable to Intel—diluted	$(0.12)	$(0.03)	$(0.06)	$(4.38)
Acquisition-related adjustments	0.02	0.06	0.11	0.24
Share-based compensation	0.11	0.15	0.54	0.80
Restructuring and other charges	(0.01)	0.01	0.48	1.63
(Gains) losses on equity investments, net	0.02	(0.07)	(0.11)	(0.06)
(Gains) losses from divestiture	0.01	(0.01)	(1.18)	(0.04)
Interest received related to an annulled EC fine	—	(0.13)	—	(0.13)
(Gains) losses on mark-to-market of Escrowed Shares	0.02	—	0.40	—
Adjustments attributable to non-controlling interest	(0.01)	—	(0.02)	(0.09)
Deferred tax assets valuation allowance	—	—	—	2.32
Income tax effects	0.11	0.15	0.26	(0.42)
Non-GAAP earnings (loss) per share attributable to Intel—diluted	$0.15	$0.13	$0.42	$(0.13)
GAAP net cash provided by (used for) operating activities	$4,288	$3,165	$9,697	$8,288
Additions to property, plant, and equipment (gross capital expenditures)	(4,021)	(6,271)	(17,672)	(25,122)
Proceeds from capital-related government incentives	559	1,211	1,577	1,936
Partner contributions, net	1,398	393	4,891	12,671
Net purchase of property, plant and equipment (net capital expenditures)	(2,064)	(4,667)	(11,204)	(10,515)
Payments on finance leases	(2)	(1)	(105)	(1)
Adjusted free cash flow	$2,222	$(1,503)	$(1,612)	$(2,228)
GAAP net cash provided by (used for) investing activities	$(6,566)	$(3,764)	$(14,821)	$(18,256)
GAAP net cash provided by (used for) financing activities	$5,849	$63	$11,587	$11,138

Intel/Page 15
Intel Corporation
Supplemental Reconciliations of GAAP Outlook to Non-GAAP Outlook
Set forth below are reconciliations of the non-GAAP financial measure to the most directly comparable US GAAP financial measure. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with US GAAP, and the financial outlook prepared in accordance with US GAAP and the reconciliations from this Business Outlook should be carefully evaluated. Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustments made to the comparable US GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

(Unaudited)	Q1 2026 Outlook[1]
Approximately
GAAP gross margin percentage	32.3%
Acquisition-related adjustments	0.8%
Share-based compensation	1.4%
Non-GAAP gross margin percentage	34.5%

GAAP tax rate	(79)%
Income tax effects	90%
Non-GAAP tax rate	11%

GAAP earnings (loss) per share attributable to Intel—diluted	$(0.21)
Acquisition-related adjustments	0.02
Share-based compensation	0.12
Restructuring and other charges	0.02
Adjustments attributable to non-controlling interest	(0.01)
Income tax effects	0.06
Non-GAAP earnings (loss) per share attributable to Intel—diluted	$0.00

1 Non-GAAP gross margin percentage and non-GAAP earnings (loss) per share attributable to Intel outlook based on the mid-point of the revenue range.

Intel/Page 16
Intel Corporation
Supplemental Reconciliations of GAAP Operating Expenses to Non-GAAP Operating Expenses
Set forth below are reconciliations of non-GAAP operating expenses to the most directly comparable US GAAP financial measure, GAAP operating expenses. This non-GAAP financial measure should not be considered a substitute for, or superior to, financial measures calculated in accordance with US GAAP, and the reconciliations should be carefully evaluated. Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustments made to the comparable US GAAP measure, the ways management uses the non-GAAP measure, and the reasons why management believes the non-GAAP measure provide useful information for investors.

(In Billions; Unaudited)	Full-Year 2025	Full-Year 2026
	Actuals	Approximately

GAAP operating expenses	$20.6	$18.2
Acquisition-related adjustments	(0.1)	(0.1)
Share-based compensation	(1.8)	(1.8)
Restructuring and other charges	(2.2)	(0.3)
Non-GAAP operating expenses	$16.5	$16.0

Contacts:

Investor Relations
investor.relations@intel.com

Sophie Metzger
Media Relations
sophie.metzger@intel.com